      As filed with the Securities and Exchange Commission on April 8, 2002

                                                      Registration No. 333-82248

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                         ------------------------------
                         Post Effective Amendment No. 1

                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                         ------------------------------

                          THE COLONIAL BANCGROUP, INC.

             (Exact name of Registrant as specified in its charter)

                Delaware                             6711                               63-0661573
        (State of Incorporation)         (Primary Standard Industrial       (I.R.S. Employer Identification No.)
                                          Classification Code Number)

    One Commerce Street, Suite 800                                                    (334) 240-5000
      Montgomery, Alabama 36104                                                       (Telephone No.)
(Address of principal executive offices)

                  --------------------------------------------

                               William A. McCrary
                              Senior Legal Counsel
                              Post Office Box 1108
                            Montgomery, Alabama 36101
                     (Name and address of agent for service)

                                   Copies to:

                                Willard H. Henson
                     Miller, Hamilton, Snider & Odom, L.L.C.
                         One Commerce Street, Suite 305
                            Montgomery, Alabama 36104

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ( )

         The Colonial BancGroup, Inc. ("BancGroup") registered 6,275,008 shares of its Common Stock on Form S-4, registration no. 333-82248, in connection with the acquisition of Mercantile Bancorp, Inc. ("Mercantile"), a Texas corporation, including shares of BancGroup Common Stock to be issued pursuant to the exercise of options of Mercantile following the merger. Such registration was declared effective on February 19, 2002.

         A total of 4,652,809 shares were issued in the merger on March 28, 2002. All Mercantile options were exchanged for cash prior to the merger. Thus, no shares were issued in exchange for Mercantile options and no Mercantile options remain outstanding. Pursuant to the undertaking given by BancGroup in such registration statement in accordance with Regulation S-K, item 512(a)(3), BancGroup hereby removes 1,622,199 shares from registration, which represents the number of shares registered less the number of shares issued in the merger.

                                    SIGNATURE

         Pursuant to Regulation S-K, item 512(a)(3) and SEC Rule 478(a)(4), the undersigned registrant hereby executes this post effective amendment to its registration statement on Form S-4 to remove from registration certain shares not issued and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montgomery, Alabama, on the 8th day of April, 2002.


                                   THE COLONIAL BANCGROUP, INC.


                                   By: /s/ W. Flake Oakley
                                       ---------------------------
                                       W. Flake Oakley
                                       Executive Vice President,
                                       Chief Financial Officer and
                                       Secretary